UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2025

STAGWELL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-13718	86-1390679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, Floor 65

New York, NY 10007

(Address of principal executive offices) (Zip Code)

(646) 429-1800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	STGW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On May 1, 2025, Stagwell Inc. (the “Company”) entered into an agreement (the “Agreement”) to purchase all of the equity interests in an experiential marketing company (the “Acquiree Company”) from the owners of the Acquiree Company (the “Sellers”). Pursuant to the Agreement, at closing of the transaction on May 1, 2025, the Company issued 2,017,857 shares of Class A common stock of the Company (“Stagwell Stock”) in payment of $11.3 million of the amount payable at closing. In addition, pursuant to the Agreement, the Company has a contingent obligation to make a payment based on the Acquiree Company’s achievement of specified financial performance criteria for the two-year period beginning May 2, 2025 and a contingent obligation to make a second payment based on the Acquiree Company’s achievement of specified financial performance criteria for the two-year period beginning May 2, 2027. The Company may elect to pay up to a maximum of $11.25 million of the first contingent payment, if any, and up to a maximum of $18.45 million of the second contingent payment, if any, in Stagwell Stock.

The issuance of Stagwell Stock to the Sellers pursuant to the Agreement is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The Company will receive no cash proceeds and no commissions will be paid to any person in connection with the issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2025

STAGWELL INC.

By:	/s/ Peter McElligott
Peter McElligott
General Counsel